Exhibit 99.1

Infinera Corporation Reports Fourth Quarter and Fiscal Year 2016 Financial Results

Sunnyvale, Calif., February 9, 2017 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its fourth quarter and fiscal year ended December 31, 2016.

GAAP revenue for the quarter was $181.0 million compared to $185.5 million in the third quarter of 2016 and $260.0 million in the fourth quarter of 2015.

GAAP gross margin for the quarter was 38.1% compared to 45.6% in the third quarter of 2016 and 44.5% in the fourth quarter of 2015. GAAP operating margin for the quarter was (25.3)% compared to (5.9)% in the third quarter of 2016 and 5.3% in the fourth quarter of 2015.

GAAP net loss for the quarter was $(36.3) million, or $(0.25) per share, compared to $(11.2) million, or $(0.08) per share, in the third quarter of 2016 and net income of $12.6 million, or $0.08 per diluted share, in the fourth quarter of 2015.

Non-GAAP gross margin for the quarter was 41.8% compared to 49.2% in the third quarter of 2016 and 48.3% in the fourth quarter of 2015. Non-GAAP operating margin for the quarter was (9.2)% compared to 3.6% in the third quarter of 2016 and 12.7% in the fourth quarter of 2015.

Non-GAAP net loss for the quarter was $(17.0) million, or $(0.12) per share, compared to net income of $7.4 million, or $0.05 per diluted share, in the third quarter of 2016, and net income of $32.0 million, or $0.21 per diluted share, in the fourth quarter of 2015.

GAAP revenue for the year was $870.1 million compared to $886.7 million in 2015.

GAAP gross margin for the year was 45.2% compared to 45.5% in 2015. GAAP operating margin for the year was (3.0)% compared to 6.7% in 2015. GAAP net loss for the year was $(23.9) million, or $(0.17) per share, compared to net income of $51.4 million, or $0.36 per diluted share, in 2015.

Non-GAAP gross margin for the year was 48.3% compared to 47.8% in 2015. Non-GAAP operating margin for the year was 6.2% compared to 13.1% in 2015. Non-GAAP net income for the year was $49.4 million, or $0.34 per diluted share, compared to net income of $112.0 million, or $0.78 per diluted share, in 2015.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“We executed well in the fourth quarter and delivered results at the high-end of our guidance,” said Tom Fallon, Infinera's Chief Executive Officer. “As network infrastructures rapidly evolve, our objective remains to help our customers win by delivering the highest performing solutions at the Transport Layer. Though our product transition is currently holding back revenue growth and profitability, by introducing next generation ICE4 products, my belief is that we are well positioned to begin improving our business results over the course of 2017 and for significant opportunities in the future.”

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2016 results and its outlook for the first quarter of 2017 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and simplify optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at blog.infinera.com.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera's ability to deliver the highest performing solutions at the Transport Layer; Infinera’s expectations regarding revenue growth and profitability with the introduction of its next generation products powered by Infinera's Infinite Capacity Engine (ICE); and Infinera’s expectations that Infinera is well positioned to begin improving its business results over the course of 2017 and for significant opportunities in the future. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include delays in the development and introduction of new products or updates to existing products and market acceptance of these products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by our key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; the effects of increased customer consolidation; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single-source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on September 24, 2016 as filed with the SEC on November 1, 2016, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, the gain on the sale of a cost-method investment, amortization and impairment of acquired intangible assets, acquisition-related costs, and certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, along with related tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), basic and diluted net income (loss) per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its fourth quarter and fiscal year 2016 results, including an estimate of certain non-GAAP financial measures for the first quarter of 2017 that excludes non-cash stock-based compensation expenses, amortization of acquired intangible assets and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Revenue:
Product	$151,365	$227,040	$751,167	$769,230
Services	29,678	32,994	118,968	117,484
Total revenue	181,043	260,034	870,135	886,714
Cost of revenue:
Cost of product	101,702	130,765	433,266	436,916
Cost of services	10,309	13,505	43,151	46,321
Total cost of revenue	112,011	144,270	476,417	483,237
Gross profit	69,032	115,764	393,718	403,477
Operating expenses:
Research and development	67,750	52,559	232,291	180,703
Sales and marketing	30,424	34,100	118,858	101,398
General and administrative	16,726	15,316	68,343	61,640
Total operating expenses	114,900	101,975	419,492	343,741
Income (loss) from operations	(45,868)	13,789	(25,774)	59,736
Other income (expense), net:
Interest income	714	466	2,478	1,837
Interest expense	(3,243)	(3,090)	(12,887)	(11,941)
Other gain (loss), net:	8,118	611	7,002	2,399
Total other income (expense), net	5,589	(2,013)	(3,407)	(7,705)
Income (loss) before income taxes	(40,279)	11,776	(29,181)	52,031
Provision for (benefit from) income taxes	(4,026)	(392)	(4,751)	1,081
Net income (loss)	(36,253)	12,168	(24,430)	50,950
Less: Net loss attributable to noncontrolling interest	—	(463)	(503)	(463)
Net income (loss) attributable to Infinera Corporation	$(36,253)	$12,631	$(23,927)	$51,413
Net income (loss) per common share attributable to Infinera Corporation:
Basic	$(0.25)	$0.09	$(0.17)	$0.39
Diluted	$(0.25)	$0.08	$(0.17)	$0.36
Weighted average shares used in computing net income (loss) per common share:
Basic	144,770	140,015	142,989	133,259
Diluted	144,770	149,439	142,989	143,171

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2016		September 24, 2016		December 26, 2015		December 31, 2016		December 26, 2015
Reconciliation of Revenue:
U.S. GAAP as reported	$181,043		$185,452		$260,034		$870,135		$886,714
Acquisition-related deferred revenue adjustment(1)	—		—		605		400		1,326
Non-GAAP as adjusted	$181,043		$185,452		$260,639		$870,535		$888,040

Reconciliation of Gross Profit:
U.S. GAAP as reported	$69,032	38.1%	$84,602	45.6%	$115,764	44.5%	$393,718	45.2%	$403,477	45.5%
Acquisition-related deferred revenue adjustment(1)	—		—		605		400		1,326
Stock-based compensation(2)	1,849		1,424		1,733		6,463		6,090
Amortization of acquired intangible assets(3)	4,745		5,102		4,640		19,715		6,562
Acquisition-related inventory step-up expense(4)	—		—		3,090		—		6,710
Acquisition-related costs(5)	27		38		39		144		39
Non-GAAP as adjusted	$75,653	41.8%	$91,166	49.2%	$125,871	48.3%	$420,440	48.3%	$424,204	47.8%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$114,900		$95,461		$101,975		$419,492		$343,741
Stock-based compensation(2)	9,493		8,787		6,979		34,070		26,490
Amortization of acquired intangible assets(3)	1,436		1,537		1,656		6,189		2,342
Acquisition-related costs(5)	416		563		565		1,869		7,241
Acquired IPR&D impairment(6)	11,295		—		—		11,295		—
Non-GAAP as adjusted	$92,260		$84,574		$92,775		$366,069		$307,668

Reconciliation of Income (Loss) from Operations:
U.S. GAAP as reported	$(45,868)	(25.3)%	$(10,859)	(5.9)%	$13,789	5.3%	$(25,774)	(3.0)%	$59,736	6.7%
Acquisition-related deferred revenue adjustment(1)	—		—		605		400		1,326
Stock-based compensation(2)	11,342		10,211		8,712		40,533		32,580
Amortization of acquired intangible assets(3)	6,181		6,639		6,296		25,904		8,904
Acquisition-related inventory step-up expense(4)	—		—		3,090		—		6,710
Acquisition-related costs(5)	443		601		604		2,013		7,280
Acquired IPR&D impairment(6)	11,295		—		—		11,295		—
Non-GAAP as adjusted	$(16,607)	(9.2)%	$6,592	3.6%	$33,096	12.7%	$54,371	6.2%	$116,536	13.1%

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 24, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Reconciliation of Net Income (Loss) Attributable to Infinera Corporation:
U.S. GAAP as reported	$(36,253)	$(11,172)	$12,631	$(23,927)	$51,413
Acquisition-related deferred revenue adjustment(1)	—	—	605	400	1,326
Stock-based compensation(2)	11,342	10,211	8,712	40,533	32,580
Amortization of acquired intangible assets(3)	6,181	6,639	6,296	25,904	8,904
Acquisition-related inventory step-up expense(4)	—	—	3,090	—	6,710
Acquisition-related costs(5)	818	874	604	3,081	7,280
Acquired IPR&D impairment(6)	11,295	—	—	11,295	—
Acquisition-related forward contract gain(7)	—	—	—	—	(1,054)
Amortization of debt discount(8)	2,451	2,391	2,217	9,447	8,545
Gain on sale of cost-method investment(9)	(8,983)	—	—	(8,983)	—
Income tax effects(10)	(3,829)	(1,519)	(2,197)	(8,360)	(3,726)
Non-GAAP as adjusted	$(16,978)	$7,424	$31,958	$49,390	$111,978

Net Income (Loss) per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$(0.25)	$(0.08)	$0.09	$(0.17)	$0.39
Non-GAAP as adjusted	$(0.12)	$0.05	$0.23	$0.35	$0.84
Net Income (Loss) per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$(0.25)	$(0.08)	$0.08	$(0.17)	$0.36
Non-GAAP as adjusted	$(0.12)	$0.05	$0.21	$0.34	$0.78
Weighted Average Shares Used in Computing Net Income (Loss) per Common Share:
Basic	144,770	143,850	140,015	142,989	133,259
Diluted	144,770	144,993	149,439	145,800	143,171
_____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 24, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Cost of revenue	$791	$756	$665	$2,966	$2,405
Research and development	4,011	3,496	2,872	13,732	11,055
Sales and marketing	3,037	2,826	2,159	11,043	8,081
General and administration	2,445	2,465	1,948	9,295	7,354
	10,284	9,543	7,644	37,036	28,895
Cost of revenue - amortization from balance sheet*	1,058	668	1,068	3,497	3,685
Total stock-based compensation expense	$11,342	$10,211	$8,712	$40,533	$32,580
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Business combination accounting principles require Infinera to measure acquired inventory at fair value as of the date of the acquisition. The fair value of inventory reflects the acquired company's cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the step-up in carrying value for units sold in the quarter. Management believes the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of Infinera's business.

(5)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(6)
Acquired in-process research and development (IPR&D) impairment is associated with intangibles acquired with the Transmode acquisition, which the Company does not anticipate utilizing in future products. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that these expenses are not indicative of ongoing operating performance.

(7)
In April 2015, Infinera entered into a foreign currency forward contract and in July 2015, Infinera entered into a series of foreign currency exchange option contracts to hedge currency exposures associated with the cash portion of the offer to acquire Transmode. The forward contract and option contracts were subsequently closed during the third quarter of 2015. The net change in the fair value of the forward contract and option contracts impacted Infinera's financial statements for 2015. Management has excluded the impact of these gains and losses in arriving at Infinera's non-GAAP results because they are non-recurring and management believes that these gains are not indicative of ongoing operating performance.

(8)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(9)
The gain on the sale of a cost-method investment has been excluded in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that this gain is not indicative of ongoing operating performance.

(10)
The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and the IPR&D impairment related to the Transmode acquisition.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 31, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$162,641	$149,101
Short-term investments	141,697	125,561
Short-term restricted cash	8,490	—
Accounts receivable, net of allowance for doubtful accounts of $772 in 2016 and $630 in 2015	150,370	186,243
Inventory	232,955	174,699
Prepaid expenses and other current assets	34,270	29,511
Total current assets	730,423	665,115
Property, plant and equipment, net	124,800	110,861
Intangible assets	108,475	156,319
Goodwill	176,760	191,560
Long-term investments	40,779	76,507
Cost-method investment	7,000	14,500
Long-term restricted cash	6,449	5,310
Other non-current assets	3,897	4,009
Total assets	$1,198,583	$1,224,181
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,486	$92,554
Accrued expenses	31,580	33,736
Accrued compensation and related benefits	46,637	49,887
Accrued warranty	16,930	17,889
Deferred revenue	59,953	42,977
Total current liabilities	217,586	237,043
Long-term debt, net	133,586	123,327
Accrued warranty, non-current	23,412	20,955
Deferred revenue, non-current	18,309	13,881
Deferred tax liability	25,327	35,731
Other long-term liabilities	18,035	16,183
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of December 31, 2016 and December 26, 2015
Issued and outstanding shares - 145,021 as of December 31, 2016 and 140,197 as of December 26, 2015	145	140
Additional paid-in capital	1,354,082	1,300,301
Accumulated other comprehensive income (loss)	(28,324)	1,123
Accumulated deficit	(563,575)	(539,413)
Total Infinera Corporation stockholders' equity	762,328	762,151
Noncontrolling interest	—	14,910
Total stockholders’ equity	762,328	777,061
Total liabilities and stockholders’ equity	$1,198,583	$1,224,181

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2016	December 26, 2015
Cash Flows from Operating Activities:
Net income (loss)	$(24,430)	$50,950
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	61,489	35,777
Amortization of debt discount and issuance costs	10,260	9,281
Amortization of premium on investments	1,069	2,917
Impairment of acquired in-process research and development	11,295	—
Realized gain on sale of cost-method investment	(8,983)	—
Stock-based compensation expense	40,533	32,580
Other loss (gain)	672	(442)
Changes in assets and liabilities:
Accounts receivable	33,895	(15,971)
Inventory	(64,095)	(17,116)
Prepaid expenses and other assets	(5,501)	(3,248)
Accounts payable	(28,254)	19,223
Accrued liabilities and other expenses	(11,012)	8,448
Deferred revenue	21,439	10,777
Net cash provided by operating activities	38,377	133,176
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(124,077)	(186,737)
Proceeds from sales of available-for-sale investments	—	67,303
Proceeds from maturities and calls of investments	142,898	213,234
Purchase of cost-method investment	(7,000)	—
Proceeds from sale of cost-method investment	23,483	—
Purchase of property and equipment	(43,335)	(42,018)
Acquisition of business, net of cash acquired	—	(144,445)
Realized gain from forward contract for business acquisition	—	1,053
Change in restricted cash	(4,084)	135
Net cash used in investing activities	(12,115)	(91,475)
Cash Flows from Financing Activities:
Security pledge related to Squeeze-out Proceedings	(6,086)	—
Acquisition of noncontrolling interest	(16,771)	—
Proceeds from issuance of common stock	17,648	25,351
Minimum tax withholding paid on behalf of employees for net share settlement	(3,657)	(5,227)
Excess tax benefit from stock option transactions	—	859
Net cash provided by (used in) financing activities	(8,866)	20,983
Effect of exchange rate changes on cash	(3,856)	(78)
Net change in cash and cash equivalents	13,540	62,606
Cash and cash equivalents at beginning of period	149,101	86,495
Cash and cash equivalents at end of period	$162,641	$149,101
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$6,625	$4,570
Cash paid for interest	$2,776	$2,647
Supplemental schedule of non-cash investing and financing activities:
Transfer of inventory to fixed assets	$5,597	$9,314
Common stock issued in connection with acquisition	$—	$169,507

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16
GAAP Revenue ($ Mil)	$186.9	$207.3	$232.5	$260.0	$244.8	$258.8	$185.5	$181.0
GAAP Gross Margin %	47.2%	46.7%	44.2%	44.5%	47.5%	47.8%	45.6%	38.1%
Non-GAAP Gross Margin %(1)	47.8%	47.4%	47.5%	48.3%	50.2%	50.4%	49.2%	41.8%
Revenue Composition:
Domestic %	68%	75%	68%	62%	71%	64%	56%	53%
International %	32%	25%	32%	38%	29%	36%	44%	47%
Customers >10% of Revenue	2	3	2	2	3	2	2	2
Cash Related Information:
Cash from Operations ($ Mil)	$19.8	$55.0	$32.5	$25.8	$10.0	$28.2	$5.2	($5.0)
Capital Expenditures ($ Mil)	$7.4	$8.7	$10.6	$15.3	$10.8	$12.5	$9.6	$10.4
Depreciation & Amortization ($ Mil)	$6.6	$6.3	$9.2	$13.7	$14.7	$15.2	$15.9	$15.7
DSOs	64	48	55	65	69	68	75	81
Inventory Metrics:
Raw Materials ($ Mil)	$22.4	$30.2	$24.2	$27.9	$33.1	$39.1	$37.2	$33.2
Work in Process ($ Mil)	$45.9	$43.9	$48.5	$52.6	$59.4	$61.0	$65.5	$74.5
Finished Goods ($ Mil)	$88.9	$83.1	$97.2	$94.2	$97.2	$102.2	$128.8	$125.3
Total Inventory ($ Mil)	$157.2	$157.2	$169.9	$174.7	$189.7	$202.3	$231.5	$233.0
Inventory Turns(2)	2.5	2.8	2.9	3.1	2.6	2.5	1.6	1.8
Worldwide Headcount	1,530	1,598	1,978	2,056	2,128	2,218	2,262	2,240

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.